UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

Ortec International, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On June 18, 2007 we entered into the Amended and Restated Exchange Agreement (Exchange Agreement) with Paul Royalty Fund, L.P. ("PRF") and PRF exchanged its interest in our future revenues (recorded as a $38,450,000 liability at December 31, 2006) for 500 shares of our new Series A-1 Convertible Preferred Stock (A-1 Preferred) and 500 shares of our of Series A-2 Convertible Preferred Stock (A-2 Preferred), each share having a stated value/liquidation preference of $10,000. The stated values of the A-1 and A-2 Preferred can be converted to common stock at conversion rates of $0.50 and $5.00 per share, respectively, or an aggregate of 11,000,000 common shares on an as converted basis for both the A-1 and A-2 Preferred. Our earlier agreements with PRF were cancelled and PRF’s liens were therefore removed from our intellectual property.

Our Exchange Agreement with PRF also provided for the following:

•

Reimbursement of PRF for its legal expenses which we paid from the proceeds of the simultaneous June 18, 2007 closing of the sale of Series A Convertible Preferred Stock (A Preferred) with warrants attached.

•	Resignation of five of our seven directors which are described below in Item 5.02.

•

Resignations of our Chairman and Chief Executive Officer, and the execution by us and our Chairman and Chief Executive Officer of agreements canceling the termination of employment agreements we entered into with our Chairman and Chief Executive Officer in 2002. Such termination of employment agreements require us to make payments to our Chairman and Chief Executive Officer based upon a multiple of their five year average annual salaries, as they are defined in those 2002 agreements, if we terminate their employment with us. The cancellation agreements are described in. Item 5.02 below.

•

After the closing there will be a change in our Board of Directors with one new director designated by PRF and at least one more director. The Exchange Agreement contemplates the election of our President, Dr. Constantin Papastephanou, as our new chief executive officer shortly after June 19, 2007. See Item 5.02 below.

We incurred fees payable in warrants to the placement agent in the sale of our A Preferred with warrants attached under a financial advisory agreement. Such advisory agreement is described below under Item 3.01.

The exchange of our Series A-1 and A-2 preferred stock under the Exchange Agreement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to the provisions of Regulation D promulgated under the Act, since PRF is an accredited investor, as that term is defined in Rule 501 in Regulation D.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the actual terms of the Exchange Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein in its entirety.

Item 3.02 Unregistered Sales of Equity Securities

We completed a private placement of our Series A Convertible Preferred Stock (A Preferred) with warrants attached to a group of accredited investors. We sold 579.148 shares of A Preferred for $10,000 per share (its stated value) and received gross cash proceeds from such sales of $ 5,791,475. At the same time holders of bridge notes who had loaned us an aggregate of $2,701,500, with $94,264 of accrued interest, or $2,795,764, exchanged their bridge notes for an aggregate of 349.470 shares of our A Preferred with warrants attached at 125% of the face value, or $3,494,705, of their bridge notes.. We repaid $197,500 of bridge notes, or $226,936 including a $19,750 premium and $9,686 of accrued interest. All noteholders also received our five year Series A warrants to purchase an aggregate of 2,899,000 shares of common stock at $1.00 per share. Each $10,000 A Preferred share converts into 20,000 shares of our common stock at a conversion rate of $0.50 per common share. Our outstanding 928.618 shares of A Preferred can be converted into an aggregate of 18,572,360 shares of our common stock. Each holder of A Preferred shares received a five year warrant to purchase 50% of the number of such holder’s A Preferred as converted shares, or to all such holders warrants to purchase an aggregate 9,286,180 shares of our common stock exercisable at $1.00 per share. Additionally each purchaser and bridge loan investor who acquired A Preferred shares also received Series M warrants which are exercisable at $0.50 per share at any time hereafter until thirty days after we have announced receipt of written notice from the FDA clearing our right to sell ORCEL for the treatment of venous stasis ulcers. The number of Series M warrants issued was correlated to the type of investor. Purchasers and bridge note investors who participated in the private placement received Series M warrants to purchase 50% of the A Preferred as converted shares that they received in the private placement, and 100% if they invested $3,500,000 or more (Lead Investor(s)) in the purchase of A Preferred shares. We issued Series M warrants to purchase an aggregate 12,386,180 shares of common stock to investors in the private placement and to our bridge loan investors. Those purchasers and bridge loan investors who received Series M warrants also received five year Series M-1 warrants, exercisable at $1.00 per share, entitling them to purchase 50% of the number of our common shares they purchase upon exercise of their Series M warrants.

The placement agent who arranged the private placement financing received 10% of the cash proceeds we received from the bridge note loans and in the private placement, and five year warrants to purchase 1,857,236 shares of our common stock exercisable at $0.55 per share (10% of the as converted amount of Series A Preferred shares), and warrants to purchase 641,809 shares of our common stock exercisable at $0.55 per share (5% of the amount of our as exercised Series M warrants). Under an advisory agreement with our placement agent, primarily as compensation for negotiating our recent restructuring transactions ( the exchange transaction with PRF and the cancellation of termination of employment agreements with our CEO and chairman, both described in this report, and in connection with the exchange of our outstanding Series H warrants for shares of our common stock and our new Series A warrants, reported in a report on Form 8-K filed on June 12, 2007) we agreed to issue warrants, identical to those issued in the Series A financing, to purchase 2,000,000 shares of our common stock exercisable at $0.55 per share. In addition we agreed to exchange our common stock for our outstanding Series E, Series E PA, Series F and Series F PA warrants held by our placement agent, its affiliates or designees, or sub-agents that participated in the Series A Financing.. We also agreed in such advisory agreement that the placement agent will be paid a transaction fee based on the closing of a strategic transaction in the future of 3% of the first $50 million, 2% of the next $50 million up to $100 million, and 1% of aggregate consideration we receive un excess of $100 million. Such advisory agreement will be in effect until June 15, 2008.

The sale of our Series A preferred stock and the attached warrants in the private placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to the provisions of Regulation D promulgated under the Act, since all the purchasers were accredited investors, as that term is defined in Rule 501 in Regulation D.

Other significant aspects of the private placement and financing transactions were:

i.

We are required to file a registration statement by September 17, 2007 for the shares of our common stock (a) into which the A Preferred and the A-1 Preferred can be converted and (ii) issuable upon exercise of our Series M warrants. We are required to have such registration statement declared effective within 150 days of filing (Effectiveness Date). If we fail to file on time we will pay liquidated damages in cash of

2% of the Holders initial investment in the A Preferred and the stated value of the A-1 Preferred. If the filing is not declared effective by the 30th day following the Effectiveness Date we will pay 1% of that amount. If we are limited by the SEC as to the number of shares we can register pursuant to SEC Rule 415, the 1% fee will be applied only to those shares that could have been registered as required by our agreement. In either case our liquidated damages are capped at 24% in the aggregate.

ii.

The exercise prices of the warrants and the conversion price of the Series A and A-1 Preferred will be adjusted downward (full-ratchet anti-dilution protection) for any equity issuances (other than permitted issuances) hereafter made by us at a price lower than the conversion price of the preferred stock or the exercise price of the warrants. Such full ratchet protection will cease and become standard weighted average anti-dilution protection 30 days after and if we publicly announce that we were successful in obtaining FDA approval for commercial sale of ORCEL for the treatment of venous stasis ulcers.

iii.

Subject to a registration statement being in effect or Rule 144 (k) being available for public sale of the shares of our common stock issuable upon conversion of the A Preferred (a) if the closing bid price of the our common stock is equal to or greater than $1.50 for ten (10) consecutive trading days, 1/3 of the A Preferred stated value shall automatically convert into shares of our common stock; (b) if the closing bid price is equal to or greater than $2.00 for ten (10) consecutive trading days then such portion of the A Preferred stated value shall automatically convert into shares of our common stock so that, together with the earlier automatic conversion, 2/3 of the original stated value shall have converted, and (c) if the closing bid price of our common stock is equal to or greater than $3.00 for ten (10) consecutive trading days then all of the A Preferred holders stated value not theretofore converted shall automatically convert into shares of our common stock.

iv.

Beginning June 18, 2008, the Series A Warrants may be exercised pursuant to a cashless exercise if the common shares underlying the warrants are not included for public sale in an effective registration statement. Subject to ownership blockers, which may be waived by the holder on 61 days notice, the Series A Warrants shall be redeemable for $0.01 per warrant if (i) the common shares underlying the warrants are subject to an effective registration statement, and (ii) the closing bid price for our common stock is equal to or greater than $3.00 for ten (10) consecutive trading days.

v.

With the exception of $3,000,000 of securities issued prior to December 31, 2007, ranking pari passu with the A, A-1, and A-2 Preferred allowable only if the FDA approval has not yet been obtained, as long as $2 million of stated valued of the Series A and A-1 remain outstanding we are prohibited from issuing any securities that rank senior to or pari passu with the A, A-1, and A-2 Preferred without the approval of at least 50% of the A Preferred and 50% of the A-1 Preferred outstanding.

vi.

As long as the A Preferred is outstanding, the Lead Investor will receive the right for the next two years to purchase up to 40% of the securities being offered in subsequent financing (as defined) on the terms being offered in such future financing.

vii.

As long as the A and A-1 Preferred are outstanding, and as long as we have not received FDA approval, these holders may exchange their preferred shares at their stated values for equity securities which have more favorable terms in a future financing.

We are in the process of evaluating the accounting ramifications of the June 18, 2007 transactions and based on our preliminary analysis we expect the transactions will have a material effect on our balance sheet and statement of operations.

The foregoing description of the transaction is qualified in its entirety by reference to the actual terms of the Series A Convertible Preferred Stock Purchase Agreement, a copy of which is attached as Exhibit 10.3 and incorporated by reference herein in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

We entered into Cancellation Agreements with our chief executive officer (CEO) and Chairman canceling termination of employment agreements we entered into with them in 2002. Such termination of employment agreements required substantial payments we would have to make to them in the event of the involuntary termination of their employments with us. Under such Cancellation Agreements we will make initial payments of $235,000 and $65,000, respectively, to them (including $25,000 to each as part of the consideration for cancellation of the deferred compensation we owed them). Thirty days after we receive the first response from the FDA to our pre-market application for clearance to make commercial sales of ORCEL to treat venous stasis ulcers (FDA’s 100 Day Letter), we will pay them $90,000 and $45,000, respectively. Seven months after we receive the FDA’s 100 Day Letter we will pay them $190,000 and $75,000, respectively. The post 100 Day Letter payments of $90,000 and $45,000, respectively, will be accelerated in certain events. Our CEO and Chairman will receive five-year warrants to purchase 2,105,819 and 2,051,798 shares, respectively, of our common stock at $0.55 per share. These share amounts will increase by 3 ½ % of any shares in excess of 27,858,540 shares of common stock which we are required to issue upon conversion of A Preferred shares and upon exercise of Series A warrants which we may hereafter sell. We will also issue additional five year warrants to each of them entitling them to purchase so many shares of our common stock equal to 3½ % of the number of shares of our common stock we issue, or are required to issue upon conversion or exercise of securities we issue, in the period ending 30 days after (and if) we publicly announce that we have received FDA clearance for commercial sales of our ORCEL product for the treatment of venous leg ulcers: (i) in financings in which we receive up to $6,300,000 and (ii) to our creditors in satisfaction of our obligations to them in excess of the number of shares we issue in such period in satisfaction of $3,000,000 of debt we owe. The additional warrants we may issue to our CEO and Chairman will also be exercisable at $0.55 per common share. Our CEO and Chairman agreed to cancel all their presently held options and warrants to purchase our common stock.

We owed deferred compensation to our CEO and our chairman of $233,300 and $366,221, respectively. Our chairman and CEO agreed to cancel these obligations we owed them in exchange for payments of $25,000 each and an option to purchase 12 shares of our A Preferred for our CEO and 8 shares of our A Preferred for our Chairman (stated value/ liquidation preference of $10,000 per share), plus the number of Series A, M, and M-1 warrants they would have received if they had purchased such A Preferred shares for the $10,000 per share price paid by the investors in the private placement. Such options are exercisable at $100 per A Preferred share (plus the percentage of Series A, M and M-1 warrants comparable to the percentage that the purchased A Preferred share(s) has to the total of A Preferred shares that could be purchased upon the full exercise of the option. The option expires thirty days after we publicly announce FDA clearance for sale of our ORCEL product to treat venous stasis ulcers.

The issuance of the warrants and the options to purchase our A Preferred with warrants attached are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to the provisions of Section 4 (2) of the Act, since our CEO and Chairman acquired such warrants and options for investment and not with a view towards distribution.

On June 21, 2007, Costa Papastephanou was named our Chief Executive Officer and also elected to our Board of Directors. Dr.Papastephanou has been employed by us since February 2001 as our President and Chief Operating Officer. Prior to joining us he was employed by Bristol Myers-Squibb for 30 years, the last 14 of which he was with Bristol Myers’ Convatec, a multinational ostomy and wound care management division. His last position at Convatec was as president of the global chronic care division, where he was responsible for that division’s sales and marketing, clinical trials, research and development, manufacturing, quality assurance and regulatory affairs. He holds a Ph.D. in Biochemistry from the University of Miami as well as a Master of Science in Microbial Biochemistry from the University of London.

Pursuant to the terms of our Exchange Agreement with PRF (described in Item 1.01 above), on June 21, 2007, Mark Eisenberg resigned as our director. Also pursuant to such agreement, on June 22, 2007, Ron Lipstein, our former CEO, and Steven Katz, our chairman, resigned their positions as directors. Dr. Katz was a member of our Compensation Committee.

The foregoing description of the transaction is qualified in its entirety by reference to the actual terms of the Cancellation Agreements with Ron Lipstein and Steven Katz, copies of which are attached as Exhibit 10.6 and 10.7, respectively, and incorporated by reference herein in their entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortec International, Inc. (Registrant)

Date: June 22, 2007	By:	/s/ Alan W. Schoenbart
Chief Financial Officer